As filed with the Securities and Exchange Commission on August 5, 2011.

Registration No. 333-__________
_________________________________________________________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

STAGE STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	91-1826900
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of Principal Executive Offices)	(Zip Code)

STAGE STORES, INC.
SECOND AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Oded Shein
Executive Vice President and Chief Financial Officer
10201 Main Street,
Houston, Texas 77025
(Name and Address of Agent For Service)
(800) 579-2302
(Telephone Number, Including Area Code, of Agent For Service )
Copies to: Philip B. Sears, Esq. McAfee & Taft A Professional Corporation 211 North Robinson Oklahoma City, OK 73102

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☑ Non-accelerated filer ☐ Smaller reporting company ☐

Calculation of Registration Fee

			Proposed Maximum		Proposed Maximum
	Amount To Be		Offering Price Per		Aggregate Offering		Amount of
Title of Securities To Be Registered	Registered		Share		Price		Registration Fee
Common Stock, par value $0.01 per share	1,800,000	(1)	$17.78	(2)	$32,004,000	(2)	$3,716.00

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock which may become issuable as a result of the anti-dilution provisions of the Stage Stores, Inc. Second Amended and Restated 2008 Equity Incentive Plan.

(2)
Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of the common stock of Stage Stores, Inc. as reported on the New York Stock Exchange on August 1, 2011, which is within five business days prior to the date of filing this Registration Statement.

EXPLANATORY NOTE

On June 5, 2008, the shareholders of Stage Stores, Inc. (the “Company”) approved the Stage Stores, Inc. 2008 Equity Incentive Plan (the “Plan”) and the issuance of 1,000,000 shares of the Company’s common stock under the Plan, for which the Company filed a Registration Statement on Form S-8 (File No. 333-151568) on June 10, 2008.

On June 4, 2009, the Company’s shareholders approved the Stage Stores, Inc. Amended and Restated 2008 Equity Incentive Plan and the issuance of an additional 1,750,000 shares of the Company’s common stock under the Plan, for which the Company filed a Registration Statement on Form S-8 (File No. 333-160758) on July 23, 2009.

On June 9, 2011, the Company’s shareholders approved the Stage Stores, Inc. Second Amended and Restated 2008 Equity Incentive Plan and the issuance of an additional 1,800,000 shares of the Company’s common stock under the Plan.  This Registration Statement is being filed to register those shares.

Pursuant to General Instruction E of Form S-8, except for such changes as are set forth herein, the contents of the Registration Statements on Form S-8 (File Nos. 333-151568 and 333-160758) are incorporated by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Company filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for its fiscal year ended January 29, 2011 filed on March 30, 2011;

2.	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2011 filed on June 9, 2011; and

3.
The Company’s Current Reports on Form 8-K filed on February 4, 2011, March 1, 2011, March 2, 2011, March 4, 2011, March 9, 2011, April 4, 2011, April 8, 2011, April 15, 2011, April 21, 2011, May 9, 2011, May 13, 2011, May 20, 2011, June 1, 2011, June 3, 2011, June 15, 2011 (Film Number 11912201), June 15, 2011 (Film Number 11912228), June 23, 2011, July 7, 2011 (Film Number 11956683) and July 7, 2011 (Film Number 11956802) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such report on Form 8-K).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits

     Exhibit Number                                                                           Description

5*	Opinion of McAfee & Taft A Professional Corporation as to the authorization and validity of the common shares being registered

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5)

24*	Power of Attorney (included on signature page)

99
Stage Stores, Inc. Second Amended and Restated 2008 Equity Incentive Plan is incorporated by reference to Appendix A of Stage Stores’ Proxy Statement on Form DEF 14A (Commission File No. 1-14035) filed April 15, 2011.

___________________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 5, 2011.

STAGE STORES, INC.

By: /s/ Andrew T. Hall
Andrew T. Hall
President and Chief Executive Officer
(Principal Executive Officer)

STAGE STORES, INC.

By: /s/ Oded Shein
Oded Shein
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

STAGE STORES, INC.

By: /s/ Richard E. Stasyszen
Richard E. Stasyszen
Senior Vice President, Finance and Controller
(Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director of Stage Stores, Inc., a Nevada corporation (the "Company"), hereby constitutes and appoints Andrew Hall and Edward Record and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or either of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement, for the registration of securities in connection with the Second Amended and Restated 2008 Equity Incentive Plan, as may be amended from time to time, in such forms as they or either of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that the Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute, might lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons as of August 5, 2011.

Signature	Title

/s/ Alan J. Barocas*	Director
Alan J. Barocas

/s/ Michael L. Glazer*	Director
Michael L. Glazer

/s/ Gabrielle E. Green*	Director
Gabrielle E. Greene

/s/ Andrew T. Hall	Director
Andrew T. Hall

/s/ Earl J. Hesterberg*	Director
Earl J. Hesterberg

/s/ William J. Montgoris*	Director
William J. Montgoris

/s/ David Y. Schwartz*	Director
David Y. Schwartz

/s/ Cheryl Nido Turpin*	Director
Cheryl Nido Turpin

________________________________________________________
*By Power of Attorney dated March 29, 2011